UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 SW 12th Avenue

Suite 210

Pompano Beach, FL 33069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 18, 2012, eDiets.com, Inc. (the “Company”) entered into a Lease Agreement (the “Agreement”) with 555 Andrews LLC, a Florida limited liability company, under which the Company leased 8,777 square feet of office space (the “Premises”) for a period of one year for use as the Company’s principal executive offices. The Premises are located at 555 SW 12th Avenue, Suite 210, in Pompano Beach, Florida.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.70 to this Current Report on Form 8-K and is incorporated herein by reference.

The Agreement is provided to give investors information regarding its terms. Investors are not third-party beneficiaries under the Agreement and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.70	Lease Agreement dated September 18, 2012 between eDiets.com, Inc. and 555 Andrews LLC.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chairman

Date: September 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.70	Lease Agreement dated September 18, 2012 between eDiets.com, Inc. and 555 Andrews LLC.